SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2003

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On February 21, 2003, Robert G. Gargus, Vice President Finance and Administration and Chief Financial Officer of the Registrant, entered into a plan with Deutsche Bank Alex. Brown pursuant to which Deutsche Bank Alex. Brown will undertake to sell up to 74,000 stock options under a same day sale arrangement beginning April 21, 2003 through January 31, 2004, provided the limit order prices specified in the plan are met.  The stock options subject to the plan were originally granted to Mr. Gargus in 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2003	SILICON IMAGE, INC.

By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer